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                                                                     EXHIBIT 2.1
                                                                     -----------




                          AGREEMENT AND PLAN OF MERGER

                                      among

                           The Learning Company, Inc.

                                TLC Merger Corp.

                                       and

                            Broderbund Software, Inc.


                                  June 21, 1998



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
   THE MERGER..................................................................1
   Section 1.01  Effective Time of the Merger..................................1
   Section 1.02  Closing.......................................................1
   Section 1.03  Effects of the Merger.........................................2
   Section 1.04  Directors and Officers........................................2

ARTICLE II
   CONVERSION OF SECURITIES....................................................2
   Section 2.01  Conversion of Capital Stock...................................2
   Section 2.02  Exchange of Certificates......................................3

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF SELLER....................................6
   Section 3.01  Organization of Seller........................................6
   Section 3.02  Seller Capital Structure......................................7
   Section 3.03  Authority; No Conflict; Required Filings and Consents.........8
   Section 3.04  SEC Filings; Financial Statements.............................9
   Section 3.05  No Undisclosed Liabilities...................................10
   Section 3.06  Absence of Certain Changes or Events.........................10
   Section 3.07  Taxes........................................................10
   Section 3.08  Properties...................................................12
   Section 3.09  Intellectual Property........................................12
   Section 3.10  Agreements, Contracts and Commitments........................13
   Section 3.11  Litigation...................................................13
   Section 3.12  Environmental Matters........................................13
   Section 3.13  Employee Benefit Plans.......................................14
   Section 3.14  Compliance With Laws.........................................15
   Section 3.15  Accounting and Tax Matters...................................16
   Section 3.16  Registration Statement; Proxy Statement/Prospectus...........16
   Section 3.17  Labor Matters................................................16
   Section 3.18  Insurance....................................................17
   Section 3.19  No Existing Discussions......................................17
   Section 3.20  Opinion of Financial Advisor.................................17
   Section 3.21  Section 203 of the DGCL Not Applicable.......................17
   Section 3.22  Rights Agreement.............................................17

ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB............................17
   Section 4.01  Organization of Buyer and Sub................................18


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   Section 4.02  Buyer Capital Structure......................................18
   Section 4.03  Authority; No Conflict; Required Filings and Consents........19
   Section 4.04  SEC Filings; Financial Statements............................20
   Section 4.05  No Undisclosed Liabilities...................................21
   Section 4.06  Absence of Certain Changes or Events.........................21
   Section 4.07  Taxes........................................................22
   Section 4.08  Properties...................................................23
   Section 4.09  Intellectual Property........................................23
   Section 4.10  Agreements, Contracts and Commitments........................24
   Section 4.11  Litigation...................................................24
   Section 4.12  Environmental Matters........................................24
   Section 4.13  Employee Benefit Plans.......................................25
   Section 4.14  Compliance With Laws.........................................25
   Section 4.15  Accounting and Tax Matters...................................25
   Section 4.16  Registration Statement; Proxy Statement/Prospectus...........26
   Section 4.17  Labor Matters................................................26
   Section 4.18  Insurance....................................................26
   Section 4.19  Opinion of Financial Advisor.................................27
   Section 4.20  Interim Operations of Sub....................................27

ARTICLE V
   CONDUCT OF BUSINESS........................................................27
   Section 5.01  Covenants of Seller..........................................27
   Section 5.02      Covenants of Buyer.......................................29
   Section 5.03  Cooperation..................................................30
   Section 5.04  Confidentiality..............................................30

ARTICLE VI
   ADDITIONAL AGREEMENTS......................................................30
   Section 6.01  No Solicitation..............................................30
   Section 6.02  Proxy Statement/Prospectus; Registration Statement...........32
   Section 6.03  Nasdaq Quotation.............................................33
   Section 6.04  Access to Information........................................33
   Section 6.05  Stockholders Meetings........................................33
   Section 6.06  Legal Conditions to Merger...................................34
   Section 6.07  Public Disclosure............................................35
   Section 6.08  Tax-Free Reorganization......................................36
   Section 6.09  Pooling Accounting...........................................36
   Section 6.10  Affiliate Agreements.........................................36
   Section 6.11  NYSE Listing.................................................36
   Section 6.12  Stock Plans..................................................36
   Section 6.13  Brokers or Finders...........................................37
   Section 6.14  Indemnification..............................................38


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ARTICLE VII
   CONDITIONS TO MERGER.......................................................38
   Section 7.01  Conditions to Each Party's Obligation To Effect the Merger...38
   Section 7.02  Additional Conditions to Obligations of Buyer and Sub........39
   Section 7.03  Additional Conditions to Obligations of Seller...............40

ARTICLE VIII
   TERMINATION AND AMENDMENT..................................................41
   Section 8.01  Termination..................................................41
   Section 8.02  Effect of Termination........................................42
   Section 8.03  Fees and Expenses............................................43
   Section 8.04  Amendment....................................................45
   Section 8.05  Extension; Waiver............................................45

ARTICLE IX
   MISCELLANEOUS..............................................................45
   Section 9.01  Nonsurvival of Representations, Warranties and Agreements....45
   Section 9.02  Notices......................................................45
   Section 9.03  Interpretation...............................................46
   Section 9.04  Counterparts.................................................46
   Section 9.05  Entire Agreement; No Third Party Beneficiaries...............47
   Section 9.06  Governing Law................................................47
   Section 9.07  Jurisdiction.................................................47
   Section 9.08  Assignment...................................................47
   Section 9.09  Severability.................................................47
   Section 9.10.  WAIVER OF JURY TRIAL........................................48

Exhibit A-1   Form of Seller Affiliate Agreement
Exhibit A-2   Form of Buyer Affiliate Agreement


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                             TABLES OF DEFINED TERMS

                                                                 Cross Reference
Terms                                                              in agreement
-----                                                              ------------
Acquisition Proposal............................................ Section 6.01(a)
Affiliate....................................................... Section 6.10
Affiliate Agreement............................................. Section 6.10
Agreement....................................................... Preamble
Agreement of Merger............................................. Section 1.01
Alternative Transaction......................................... Section 8.03(g)
Antitrust Laws.................................................. Section 6.06(b)
Bankruptcy and Equity Exception................................. Section 3.03(a)
Blue Sky........................................................ Section 7.02(d)
Buyer Balance Sheet............................................. Section 4.04(b)
Buyer Common Stock.............................................. Section 2.01(b)
Buyer Disclosure Schedule....................................... Article IV
Buyer Employee Plans............................................ Section 4.13(a)
Buyer Material Adverse Effect................................... Section 4.01
Buyer Material Contracts........................................ Section 4.10
Buyer Meeting................................................... Section 3.16
Buyer SEC Reports............................................... Section 4.04(a)
Buyer Stock Plans............................................... Section 4.02(a)
Buyer Voting Proposal........................................... Section 6.05(b)
Certificates.................................................... Section 2.02(b)
Closing......................................................... Section 1.02
Closing Date.................................................... Section 1.02
Code............................................................ Preamble
Confidentiality Agreement....................................... Section 5.04


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Constituent Corporations........................................ Section 1.03
Exchange Ratio.................................................. Section 2.01(c)
Effective Time.................................................. Section 1.01
Environmental Law............................................... Section 3.12(c)
ERISA........................................................... Section 3.13(a)
ERISA Affiliate................................................. Section 3.13(a)
Exchange Act.................................................... Section 3.03(c)
Exchange Agent.................................................. Section 2.02(a)
Exchange Fund................................................... Section 2.02(a)
Governmental Entity............................................. Section 3.03(c)
Hazardous Substance............................................. Section 3.12(c)
HSR Act......................................................... Section 3.03(c)
Indemnified Parties............................................. Section 6.14(a)
IRS............................................................. Section 3.07(b)
Joint Proxy Statement........................................... Section 3.16
Material Leases................................................. Section 3.08
Merger.......................................................... Preamble
Order........................................................... Section 6.06(b)
Outside Date.................................................... Section 8.01(b)
Registration Statement.......................................... Section 3.16
Rule 145........................................................ Section 6.10
SEC............................................................. Section 3.03(c)
Securities Act.................................................. Section 3.03(c)
Seller Balance Sheet ........................................... Section 3.04(b)
Seller Common Stock ............................................ Section 2.01(b)
Seller Disclosure Schedule ..................................... Article III
Seller Employee Plans .......................................... Section (a)


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Seller Material Adverse Effect ................................. Section 3.01
Seller Material Contract ....................................... Section 3.10
Seller Meeting ................................................. Section 3.16
Seller ......................................................... Section 3.02(b)
Seller Rights .................................................. Section 3.02(b)
Seller Rights Plan.............................................. Section 3.02(b)
Seller SEC Reports ............................................. Section 3.04(a)
Seller Stock Plans ............................................. Section 3.02(a)
Seller Voting Proposal ......................................... Section 6.05(a)
Subsidiary...................................................... Section 3.01
Superior Proposal............................................... Section 6.01(a)
Surviving Corporation........................................... Section 1.03(a)
Tax............................................................. Section 3.07(a)
Taxes........................................................... Section 3.07(a)
Third Party..................................................... Section 8.03(g)


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                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 21, 1998, by and among The Learning Company, Inc., a Delaware corporation ("Buyer"), TLC Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and Broderbund Software, Inc., a Delaware corporation ("Seller").

     WHEREAS, the Boards of Directors of Buyer and Seller deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Seller combine in order to advance the long-term business interests of Buyer and Seller;

     WHEREAS, the combination of Buyer and Seller shall be effected by the terms of this Agreement through a merger of Sub into Seller, as a result of which the stockholders of Seller will become stockholders of Buyer (the "Merger");

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.01 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as soon as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.02 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., E.S.T., on a date to be specified by Buyer and Seller (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Hale and Dorr LLP,

60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Buyer and Seller.

     Section 1.03 EFFECTS OF THE MERGER. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Seller (Sub and Seller are sometimes referred to below as the "Constituent Corporations" and Seller following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Seller shall be amended so that Article 4 of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, $.01 par value per share, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.04 DIRECTORS AND OFFICERS. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.01 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Seller Common Stock or capital stock of Sub:

     (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (b) CANCELLATION OF TREASURY STOCK AND BUYER-OWNED STOCK. All shares of common stock $.01 par value per share, of Seller ("Seller Common Stock") that are owned by Seller as treasury stock and any shares of Seller Common Stock owned by Buyer, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Buyer shall be cancelled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.01 par value per share, of Buyer ("Buyer Common Stock") owned by Seller shall be unaffected by the Merger.

     (c) EXCHANGE RATIO FOR SELLER COMMON STOCK. Subject to Section 2.02, each issued and outstanding share of Seller Common Stock (other than shares to be



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cancelled in accordance with Section 2.01(b)), together with the Seller Rights
(as defined below) attached thereto or associated therewith, shall be converted into the right to receive .8 shares (the "Exchange Ratio") of Buyer Common Stock. All such shares of Seller Common Stock and all Seller Rights, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.02, without interest.

     (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common stock or Seller Common Stock occurring after the date hereof and prior to the Effective Time.

     Section 2.02 EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of Seller Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

     (a) EXCHANGE AGENT. As of the Effective Time, Buyer shall deposit with a bank or trust company designated by Buyer and Seller (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, (i) certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares of Seller Common Stock, (ii) cash in an amount sufficient to make payments required pursuant to Section 2.02(e), and
(iii) any dividends or distributions to which holders of Certificates (as defined below) may be entitled pursuant to Section 2.02(c)

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Buyer Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer and Seller may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing


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shares of Buyer Common Stock (plus cash in lieu of fractional shares, if any, of
Buyer Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to
Section 2.02(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, a certificate representing the proper number of shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) as contemplated by this
Section 2.02.

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

     (d) NO FURTHER OWNERSHIP RIGHTS IN SELLER COMMON STOCK. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other distributions paid

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pursuant to subsection (c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such shares of Seller Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.

     (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the average of the last reported sales prices of Buyer Common Stock, as reported on the New York Stock Exchange, on each of the ten trading days immediately preceding the Closing Date.

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Seller for 180 days after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of Seller who have not previously complied with this Section 2.02 shall thereafter look only to Buyer for payment of their claim for Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

     (g) NO LIABILITY. To the extent permitted by applicable law, neither Buyer nor Seller shall be liable to any holder of shares of Seller Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) WITHHOLDING RIGHTS. Each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such

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amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by Surviving Corporation or Buyer, as the case may be.

     (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by Seller to Buyer on or before the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 3.01 ORGANIZATION OF SELLER. Each of Seller and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Seller and its Subsidiaries, taken as a whole (a "Seller Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of Seller in and of itself, as quoted on the Nasdaq National Market, shall not be taken into account in determining whether there has been or would be a "Seller Material

Adverse Effect" on or with respect to Seller and its Subsidiaries, taken as a whole. Except as set forth in the Seller SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither Seller nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Seller and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to Seller, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and, with respect to Buyer, those entities listed on Buyer Disclosure Schedule 4.01.

     Section 3.02 SELLER CAPITAL STRUCTURE.

     (a) The authorized capital stock of Seller consists of 120,000,000 shares of Common Stock ("Seller Common Stock"). As of May 31, 1998, (i) 20,964,789 shares of Seller Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of Seller Common Stock were held in the treasury of Seller or by Subsidiaries of Seller. The Seller Disclosure Schedule shows the number of shares of Seller Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of May 31, 1998 and the plans under which such options were granted (collectively, the "Seller Stock Plans"). No material change in such capitalization has occurred between May 31, 1998 and the date of this Agreement. As of the date hereof, all shares of Seller Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. As of the date hereof, there are no obligations, contingent or otherwise, of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. As of the date hereof, all of the outstanding shares of capital stock of each of Seller's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by

Seller or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seller's voting rights, charges or other encumbrances of any nature.

     (b) As of the date hereof, except as set forth in this Section 3.02 or as reserved for future grants of options under the Seller Stock Plans and except for the rights (the "Seller Rights") issued and issuable under the Preferred Shares Rights Agreement dated as of May 1, 1996 between Seller and Chemical Mellon Shareholder Services, L.L.C. (the "Seller Rights Plan"), there are no equity securities of any class of Seller or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. As of the date hereof, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller or any of its Subsidiaries is a party or by which it is bound obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date hereof, to the best knowledge of Seller, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Seller.

     Section 3.03 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of the Merger by Seller's stockholders under the DGCL. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Seller Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Seller Material Adverse Effect.

     Section 3.04 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Seller has filed and made available to Buyer all forms, reports and documents required to be filed by Seller with the SEC since January 1, 1996 other than registration statements on Form S-8 (collectively, the "Seller SEC Reports"). The Seller SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Reports or necessary in order to make the statements in such Seller SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Seller's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Seller SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Seller and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Seller as of May 31, 1998 is referred to herein as the "Seller Balance Sheet."

     Section 3.05 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Seller SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since May 31, 1998 in the ordinary course of business consistent with past practices, Seller and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Seller Material Adverse Effect.

     Section 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Seller SEC Reports filed prior to the date hereof, since the date of the Seller Balance Sheet, Seller and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business or properties of Seller and its Subsidiaries, taken as a whole that has had, or is reasonably likely to have, a Seller Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Seller or any of its Subsidiaries having a Seller Material Adverse Effect; (iii) any material change by Seller in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by Seller of any of its assets having a Seller Material Adverse Effect; or (v) any other action or event that would have required the consent of Buyer pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.07 TAXES.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Seller and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect. Unpaid Taxes for periods prior to the date hereof do not materially exceed accruals and reserves for Taxes (other than accruals and reserves for Taxes established to reflect timing differences between book and Tax income) as set forth on the Seller Balance Sheet. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Seller, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect. Seller and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect. There are no liens for Taxes upon the assets of Seller or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect.

     (c) Seller is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Seller nor does Seller owe any amount under any such agreement.

     (d) Neither Seller nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Seller or the Subsidiaries are subject to an election under Section 341(f) of the Code.

     (e) Neither Seller nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (f) Neither Seller nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code.

     Section 3.08 PROPERTIES.

     (a) Seller has provided to Buyer a true and complete list of all real property leased by Seller or its Subsidiaries pursuant to leases providing for the occupancy of facilities in excess of 10,000 square feet (collectively "Material Lease(s)") and the location of the premises. Seller is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Seller Material Adverse Effect.

     (b) Seller has provided to Buyer a true and complete list of all real property that Seller or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect:
(a) Seller or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 3.09  INTELLECTUAL PROPERTY.

         (a) Seller and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Seller and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Seller Material Adverse Effect (the "Seller Intellectual Property Rights").

         (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Seller's Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Seller or any of its Subsidiaries is a party and pursuant to which Seller or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Seller Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Seller or any of its Subsidiaries, the breach of which would be reasonably likely to have a Seller Material Adverse Effect or would have a material adverse effect on any product of Seller expected to account for more than $1 million of revenue in the 12 months following the date hereof.

         (c) All patents, registered trademarks, service marks and copyrights which are held by Seller or any of its Subsidiaries the loss or invalidity of which would cause a Seller Material Adverse Effect, are valid and subsisting. Seller (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement in the cases of clause (i) and (ii) would reasonably be expected to have a Seller Material Adverse Effect.

         Section 3.10 AGREEMENTS, CONTRACTS AND COMMITMENTS. Seller has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Seller SEC Reports ("Seller Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect. Each Seller Material Contract that has not expired by its terms is in full force and effect.

         Section 3.11 LITIGATION. Except as described in the Seller SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Seller pending or as to which Seller has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

         Section 3.12  ENVIRONMENTAL MATTERS.

         (a) Except as disclosed in the Seller SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect: (i) Seller and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by Seller and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in

Section 3.12(c)); (iii) the properties formerly owned or operated by Seller or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Seller or any of its Subsidiaries; (iv) neither Seller nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Seller nor any of its Subsidiaries have released any Hazardous Substance; (vi) neither Seller nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Seller or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Seller nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Seller or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Seller pursuant to any Environmental Law.

         (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law;
(B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 3.13  EMPLOYEE BENEFIT PLANS.

         (a) Seller has listed in Section 3.13 of the Seller Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Seller or any trade or business (whether or not incorporated) which is a member or which is under common control with Seller (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of Seller (together, the "Seller Employee Plans").

         (b) With respect to each Seller Employee Plan, Seller has made available to Buyer, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Seller Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Seller Employee Plan and (iv) the most recent actuarial report or valuation relating to a Seller Employee Plan subject to Title IV of ERISA.

         (c) With respect to the Seller Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Seller, there exists no condition or set of circumstances in connection with which Seller could be subject to any liability that is reasonably likely to have a Seller Material Adverse Effect under ERISA, the Code or any other applicable law.

         (d) With respect to the Seller Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Seller, which obligations are reasonably likely to have a Seller Material Adverse Effect.

         (e) Except as disclosed in Seller SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Seller nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Seller or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller of the nature contemplated by this Agreement, (ii) agreement with any officer of Seller providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         Section 3.14 COMPLIANCE WITH LAWS. Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect.

         Section 3.15 ACCOUNTING AND TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither Seller nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code. Seller has provided or promptly following the date hereof (but in no event later than June 30, 1998 upon request from Buyer) will provide to Buyer a letter of its independent accountants, KPMG Peat Marwick LLP, as to the eligibility of Buyer for a pooling of interests transaction.

         Section 3.16 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Seller for inclusion in the registration statement on Form S-4 pursuant to which shares of Buyer Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by Seller for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Buyer and Seller in connection with the meeting of Seller's stockholders to consider this Agreement and the Merger (the "Seller Meeting") and in connection with the meeting of Buyer's stockholders (the "Buyer Meeting") to consider the issuance of shares of Buyer Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Seller or Buyer, at the time of the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Meeting or the Buyer Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Seller shall promptly inform Buyer.

         Section 3.17 LABOR MATTERS. Neither Seller nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Seller or any of its Subsidiaries the subject of any material proceeding asserting that Seller or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Seller, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Seller or any of its Subsidiaries.

         Section 3.18 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Seller or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Seller and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect.

         Section 3.19 NO EXISTING DISCUSSIONS. As of the date hereof, Seller has ceased all discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

         Section 3.20 OPINION OF FINANCIAL ADVISOR. The financial advisor of Seller, Donaldson, Lufkin & Jenrette Incorporated, has delivered to Seller an opinion dated on or about the date of this Agreement to the effect, as of such date, that the Exchange Ratio is fair to the holders of Seller Common Stock from a financial point of view.

         Section 3.21 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of Seller has taken all actions so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         Section 3.22 RIGHTS AGREEMENT. The entering into this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Seller Rights Plan or enable or require the Seller Rights to be exercised, distributed or triggered.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

         Buyer and Sub represent and warrant to Seller that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Buyer to Seller on or before the date of this Agreement (the

"Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

         Section 4.01 ORGANIZATION OF BUYER AND SUB. Each of Buyer and Sub and Buyer' other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of Buyer in and of itself, as quoted on the New York Stock Exchange, shall not be taken into account in determining whether there has been or would be an "Buyer Material Adverse Effect" on or with respect to Buyer and its Subsidiaries, taken as a whole. Except as set forth in the Buyer SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Buyer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Buyer and comprising less than five percent (5%) of the outstanding stock of such company.

         Section 4.02  BUYER CAPITAL STRUCTURE.

         (a) The authorized capital stock of Buyer consists of (i) 120,000,000 shares of Common Stock, $.01 par value ("Buyer Common Stock"), (ii) 1,700,000 shares of Preferred Stock, $.01 par value, of which 750,000 shares have been designated as Series A Convertible Participating Preferred Stock ("Series A Preferred Stock") and (iii) one share of special voting stock, $1.00 par value per share (the "Special Voting Share"). The stockholders of Buyer have approved an increase in the authorized Buyer Common Stock to 200,000,000 shares. The Special Voting Share entitles the holder thereof, which is a Subsidiary of Buyer, to vote, together with the holders of Buyer Common Stock, on all matters submitted for the vote of the holders of Buyer Common Stock. The number of votes represented by the Special Voting Share is equal to the number of shares of such Subsidiary outstanding which are exchangeable into shares of Buyer Common Stock ("Exchangeable Shares"). As of June 15, 1998, there were outstanding 59,109,756 shares of Buyer Common Stock, 750,000 shares of Series A Preferred Stock (currently convertible into 15,000,000 shares of Common stock), 12,510,457 Exchangeable Shares (including 8,687,500 Exchangeable Shares subject to outstanding warrants) and $200,955,000 principal amount of 5 1/2% Senior Convertible Notes due 2000 (convertible into approximately 3,791,600 shares of Common Stock). The Buyer Disclosure Schedule shows the number of shares of Buyer Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of April 30, 1998, and the plans under which such options were granted (collectively, the "Buyer Stock Plans"). No material change in such capitalization has occurred between June 15, 1998 and the date of this Agreement. All shares of Buyer Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Buyer' Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares and similar shares in the case of foreign Subsidiaries) are owned by Buyer or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer' voting rights, charges or other encumbrances of any nature.

         (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Buyer Stock Plans, there are no equity securities of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer or any of its Subsidiaries is a party or by which it is bound obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Buyer, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Buyer.

         Section 4.03  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Each of Buyer and the Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub (including the approval of the Merger by Buyer as the sole stockholder of Sub), subject only to the approval of the Buyer Voting Proposal (as defined in Section 6.05) by Buyer stockholders. This Agreement and has been duly executed and delivered by each of Buyer and Sub and constitutes the valid and binding obligation of each of Buyer and Sub, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

         (b) The execution and delivery of this Agreement by each of Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Buyer or Sub,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (vi) the approval by the New York Stock Exchange of the listing of the shares of Buyer Common Stock to be issued in the transactions contemplated by this Agreement, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.04  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Buyer has filed and made available to Seller all forms, reports and documents required to be filed by Buyer with the SEC since January 1, 1996 other than registration statements on Form S-8 (collectively, the "Buyer SEC Reports"). The

Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer' Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Buyer and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Buyer as of March 31, 1998 is referred to herein as the "Buyer Balance Sheet."

         Section 4.05 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practices, Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business or properties of Buyer and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries having a Buyer Material Adverse Effect; (iii) any material change by Buyer in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which Seller has not previously consented in writing; (iv) any revaluation by Buyer of any of its assets having a Buyer Material Adverse Effect; or (v) any other action or event that would have required the consent of Seller pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement.

         Section 4.07  TAXES.

         (a) Buyer and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect. Unpaid Taxes for periods prior to the date hereof do not materially exceed accruals and reserves for Taxes (other than accruals and reserves for Taxes established to reflect timing differences between book and Tax income) as set forth on the Seller Balance Sheet. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Buyer, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. Buyer and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect. There are no liens for Taxes upon the assets of Buyer or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect.

         (b) Buyer is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Buyer nor does Buyer owe any amount under any such agreement.

         (c) Neither Buyer nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Buyer or the Subsidiaries are subject to an election under Section 341(f) of the Code.

         (d) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section 4.08  PROPERTIES.

         (a) Buyer is not in default under any of its Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Buyer Material Adverse Effect.

         (b) With respect to any item of real property owned by Buyer, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect: (a) Buyer or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 4.09  INTELLECTUAL PROPERTY.

         (a) Buyer and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Buyer and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Buyer Material Adverse Effect (the "Buyer Intellectual Property Rights").

         (b) The execution and delivery of this Agreement and the consummation of the Merger will not result in breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Buyer's Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Buyer or any of its Subsidiaries is a party and pursuant to which Buyer or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Buyer Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Buyer or any of its Subsidiaries, the breach of which would be reasonably likely to have a Buyer Material Adverse Effect.

         (c) All patents, registered trademarks, service marks and copyrights which are held by Buyer or any of its Subsidiaries the loss or invalidity of which would cause a Buyer Material Adverse Effect, are valid and subsisting. Buyer (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement in the cases of clause(i) and
(ii) would reasonably be expected to have a Buyer Material Adverse Effect.

         Section 4.10 AGREEMENTS, CONTRACTS AND COMMITMENTS. Buyer has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Buyer SEC Reports ("Buyer Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. Each Buyer Material Contract that has not expired by its terms is in full force and effect.

         Section 4.11 LITIGATION. Except as described in the Buyer SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Buyer pending or as to which Buyer has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

         Section 4.12 ENVIRONMENTAL MATTERS. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect: (i) Buyer and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Buyer and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Buyer or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Buyer or any of its Subsidiaries; (iv) neither Buyer nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Buyer nor any of its Subsidiaries has released any Hazardous Substance; (vi) neither Buyer nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Buyer or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Buyer nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Buyer or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Buyer pursuant to any Environmental Law.

         Section 4.13  EMPLOYEE BENEFIT PLANS.

         (a) With respect to each of the employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Buyer or any ERISA Affiliate of Buyer, or any Subsidiary of Buyer (together, the "Buyer Employee Plans"), Buyer has made available to Seller, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Buyer Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Buyer Employee Plan and (iv) the most recent actuarial report or valuation relating to a Buyer Employee Plan subject to Title IV of ERISA.

         (b) With respect to the Buyer Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Buyer, there exists no condition or set of circumstances in connection with which Buyer could be subject to any liability that is reasonably likely to have a Buyer Material Adverse Effect under ERISA, the Code or any other applicable law.

         (c) With respect to the Buyer Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Buyer, which obligations are reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.14 COMPLIANCE WITH LAWS. Buyer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.15 ACCOUNTING AND TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither Buyer nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a pooling of interests, or
(ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         Section 4.16 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information in the Registration Statement (except for information supplied by Seller for inclusion in the Registration Statement, as to which Buyer makes no representation) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information (except for information to be supplied by Seller for inclusion in the Joint Proxy Statement, as to which Buyer makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Buyer or Seller, at the time of the Buyer Meeting and the Seller Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Meeting or the Seller Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Buyer or any of its Affiliates, officers or directors should be discovered by Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Buyer shall promptly inform Seller.

         Section 4.17 LABOR MATTERS. Neither Buyer nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Buyer or any of its Subsidiaries the subject of any material proceeding asserting that Buyer or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Buyer, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Buyer or any of its Subsidiaries.

         Section 4.18 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Buyer or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Buyer and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.19 OPINION OF FINANCIAL ADVISOR. The financial advisor of Buyer, BT Alex. Brown Incorporated, has delivered to Buyer an opinion dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Buyer from a financial point of view.

         Section 4.20 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

         Section 5.01 COVENANTS OF SELLER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller agrees as to itself and its respective Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due subject to good faith disputes over such debts, Taxes or obligations, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement or set forth in the Seller Disclosure Schedule, Seller shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of
Buyer:

         (a) Accelerate, amend or change the period of exercisability of outstanding options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

         (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

         (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to new employees, which options represent in the aggregate the right to acquire no more than 200,000 shares (net of cancellations) of Seller Common Stock, or (ii) the issuance of shares of Seller Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or granted pursuant to the foregoing Clause (i);

         (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business);

         (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

         (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

         (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof; or

         (i) Initiate, compromise, or settle any material litigation or arbitration proceeding except in connection with the Agreement or the transactions contemplated hereby;

         (j) Except in the ordinary course of business, modify, amend or terminate any Seller Material Contract or waive, release or assign any material rights or claims;

         (k) Make any material Tax election, settle or compromise any material Tax liability or amend any material Tax return except in the ordinary course of business or consistent with past practice;

         (l) Change its methods of accounting as in effect at May 31, 1998 except as required by generally accepted accounting principles;

         (m) Make or commit to make any capital expenditures that exceed $1,000,000 in the aggregate;

         (n) License any intellectual property rights to or from any third party pursuant to an arrangement that involves a minimum commitment or advance exceeding $500,000 or royalties at a rate exceeding 20%;

         (o) Except as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.01, make any cash disbursement exceeding $1 million for any single item or related series of items;

         (p) Close any facility or office;

         (q) Invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

         (r) Adopt or implement any stockholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated hereby; or

         (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (r) above.

         Section 5.02 COVENANTS OF BUYER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its respective Subsidiaries (except to the extent that Seller shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform its obligations when due subject to good faith disputes over such debts, Taxes or obligations, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact is present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement, Buyer shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Seller:

         (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

         (b) Amend or propose to amend its charter or bylaws, except as contemplated by Section 4.02 of this Agreement; or

         (c) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) and (b) above.

         Section 5.03 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Seller shall make its officers available to confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

         Section 5.04 CONFIDENTIALITY. The parties acknowledge that Buyer and Seller have previously executed a Confidentiality Agreement, dated as of on or about April 10, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.01  NO SOLICITATION.

         (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Seller shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets (other than the sale of Seller's products or used equipment in the ordinary course of business), sale of shares of capital stock (including without limitation by way of a tender offer but excluding sales pursuant to existing employee and director stock plans) or similar transaction involving Seller or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Seller or its Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to (with the terms of any such agreement being subject to termination of this Agreement in accordance with Article VIII) or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of Seller, if and only to the extent that (1) the Board of Directors of Seller believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and Seller's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement; or (B) complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to Seller's stockholders if, in the good faith judgment of Seller's Board of Directors, after consultation with outside legal counsel, such disclosure is required by applicable law.

         (b) Seller shall notify Buyer within one day after receipt by Seller (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Seller by any person or entity that informs Seller that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall continue to keep Buyer informed, on a current basis, of the status of any such discussions or negotiations and all material terms being discussed or negotiated, which shall include, without limitation, any change to the proposed price and terms and form of payment.

         Section 6.02  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

         (a) As promptly as practical after the execution of this Agreement, Buyer and Seller shall prepare and file with the SEC the Joint Proxy Statement, and Buyer shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Buyer may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Buyer and Seller shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of Buyer and Seller will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and will cause the Joint Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Buyer and Seller will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement or any filing pursuant to Section 6.02(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement, the Merger or any filing pursuant to Section 6.02(b). Each of Buyer and Seller will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Registration Statement or any filing pursuant ot Section 6.02(b), Buyer or Seller, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Buyer and/or Seller, such amendment or supplement.

         (b) Buyer and Seller shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

         Section 6.03 NASDAQ QUOTATION. Seller agrees to use commercially reasonable efforts to continue the quotation of Seller Common Stock on the Nasdaq National Market during the term of this Agreement.

         Section 6.04 ACCESS TO INFORMATION. Upon reasonable notice, Seller and Buyer shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Seller and Buyer shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 6.05  STOCKHOLDERS MEETINGS.

         (a) The Seller, acting through its Board of Directors, shall, subject to and according to applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable to ensure obtaining requisite stockholder approval following the date on which the Registration Statement becomes effective the Seller Meeting for the purpose of voting to approve and adopt this Agreement and the Merger (the "Seller Voting Proposal"). The Board of Directors of the Seller shall, subject to the fiduciary duties of the Board of Directors of Seller under applicable law as advised in a written opinion by outside counsel, (i) recommend approval and adoption of the Seller Voting Proposal by the stockholders of the Seller and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that in the context of an Acquisition Proposal the Board of Directors of Seller may withdraw such recommendation (and be relieved of its duty to solicit approval of Seller's shareholders) if (but only if) (i) the Board of Directors of Seller has received a Superior Proposal and (ii) such Board of Directors upon advice of its outside legal counsel determines that it is required, in order to comply with its fiduciary duties under applicable law, to recommend such Superior Proposal to the stockholders of Seller. The Seller stockholder vote required for the approval of the Seller Voting Proposal shall be a majority of the outstanding shares of Seller Common stock on the record date for the Seller Meeting.

         (b) Buyer, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable to ensure obtaining requisite stockholder approval following the date on which the Registration Statement becomes effective, the Buyer Meeting for the purpose of voting to approve the issuance of the shares of Buyer Common Stock to be issued in the Merger (the "Buyer Voting Proposal"). The Board of Directors of Buyer shall, subject to the fiduciary duties of the Board of Directors of Buyer under applicable law as advised in a written opinion by outside counsel, (i) recommend approval of the Buyer Voting Proposal and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. The Buyer stockholder vote required for approval of the Buyer Voting Proposal shall be a majority of the shares of Buyer Common Stock present or represented at the Buyer Meeting at which a quorum is present.

         Section 6.06  LEGAL CONDITIONS TO MERGER.

         (a) Subject to the terms hereof, Seller and Buyer shall use their respective commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Seller or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Seller and Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

         (b) Subject to the terms hereof, Buyer and Seller agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Buyer shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford Seller a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, neither Buyer nor any of its Subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a material adverse effect on Buyer or of Buyer combined with Seller after the Effective Time, or (ii) take any action under this Section 6.06 if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

         (c) Each of Seller and Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Seller Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

         Section 6.07 PUBLIC DISCLOSURE. Buyer and Seller shall use commercially reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law.

         Section 6.08 TAX-FREE REORGANIZATION. Buyer and Seller shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

         Section 6.09 POOLING ACCOUNTING. From and after the date hereof and until the Effective time, neither Seller nor Buyer, nor any of their respective Subsidiaries, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

         Section 6.10 AFFILIATE AGREEMENTS. Upon the execution of this Agreement, Buyer and Seller will provide each other with a list of those persons who are, in Buyer' or Seller's respective reasonable judgment, "affiliates" of Buyer or Seller, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of Buyer or Seller within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Buyer and Seller shall provide each other such information and documents as Seller or Buyer shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Seller and Buyer shall each use its commercially reasonable efforts to deliver or cause to be delivered to each other by July 3, 1998 (and in any case prior to the mailing of the Joint Proxy Statement) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit A-1 (in the case of Seller Affiliates) and Exhibit A-2 (in the case of Buyer Affiliates) (collectively, the "Affiliate Agreements"). Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates of Seller pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Buyer).

         Section 6.11 NYSE LISTING. Buyer shall use commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be listed on the New York Stock Exchange, subject to official notice of issuance, on or prior to the Closing Date.

         Section 6.12  STOCK PLANS.

         (a) At the Effective Time, each outstanding option to purchase shares of Seller Common Stock ( "Seller Stock Option") under the Seller Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Seller Stock Option, the same number of shares of Buyer Common Stock as the holder of such Seller Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Seller Common Stock purchasable pursuant to such Seller Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Buyer Common Stock deemed purchasable pursuant to such Seller Stock Option in accordance with the foregoing.

         (b) As soon as practicable after the Effective Time, Buyer shall deliver to the participants in Seller Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Seller Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.12 after giving effect to the Merger).

         (c) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery under Seller Stock Plans assumed in accordance with this Section 6.12. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (d) The Board of Directors of Seller shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Seller Stock Plans and the instruments evidencing the Seller Stock Options, to provide for the conversion of the Seller Stock Options into options to acquire Buyer Common Stock in accordance with this Section 6.12, and that no consent of the holders of the Seller Stock Options is required in connection with such conversion.

         (e) Seller shall terminate its Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time.

         Section 6.13 BROKERS OR FINDERS. Each of Buyer and Seller represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except whose fees and expenses will be paid by Seller in accordance with Seller's agreement with such firm (a copy of which has been delivered by Seller to Buyer prior to the date of this Agreement), and whose fees and expenses will be paid by Buyer in accordance with Buyer' agreement with such firm (a copy of which has been delivered by Buyer prior to the date of this Agreement).

         Section 6.14  INDEMNIFICATION.

         (a) From and after the Effective Time, Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Seller (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law(and Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

         (b) For a period of six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Seller's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) with coverage in amount and scope at least as favorable to such persons as Seller's existing coverage; PROVIDED, that in no event shall Buyer or the Surviving Corporation be required to expend in excess of 150% the annual premium currently paid by Seller for such coverage.

         (c) The provisions of this Section 6.14 are intended to be an addition to the rights otherwise available to the current officers and directors of Seller by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

         Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) STOCKHOLDER APPROVAL. The Seller Voting Proposal shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Seller Common Stock outstanding on the record date for the Seller Meeting and the Buyer Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Buyer Common Stock present or represented at the Buyer Meeting at which a quorum is present.

         (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) APPROVALS. Other than the filing provided for by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or Seller Material Adverse Effect shall have been filed, been obtained or occurred.

         (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (g) NO INJUNCTIONS. No Governmental Entity (including any federal, state or court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order) or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         (h) POOLING LETTER. Buyer and Seller shall have received a letter from Coopers & Lybrand LLP, addressed to Buyer regarding its concurrence with Buyer' management conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, as contemplated to be effected as of the date of the letter, it being agreed that Buyer and Seller shall each provide reasonable cooperation to Coopers & Lybrand LLP to enable them to issue such a letter.

         Section 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND SUB. The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF SELLER. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

         (c) TAX OPINION. Buyer shall have received a written opinion from Hale and Dorr LLP counsel to Buyer, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Wilson Sonsini Goodrich & Rosati, P.C. renders such opinion to Buyer (it being agreed that Buyer and Seller shall each provide reasonable cooperation, including making reasonable representations, to Wilson Sonsini Goodrich & Rosati, P.C. or Hale and Dorr LLP, as the case may be, to enable them to render such opinion).

         Section 7.03 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF BUYER AND SUB. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

         (c) TAX OPINION. Seller shall have received the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Seller, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Wilson Sonsini Goodrich & Rosati, P.C. does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to Seller (it being agreed that Buyer and Seller shall each provide reasonable cooperation, including making reasonable representations, to Wilson Sonsini Goodrich & Rosati, P.C. or Hale and Dorr LLP, as the case may be, to enable them to render such opinion).

         (d) NYSE. The shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.



                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or Buyer:

         (a)      by mutual written consent of Buyer and Seller; or

         (b) by either Buyer or Seller if the Merger shall not have been consummated by December 31, 1998 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

         (c) by either Buyer or Seller if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

         (d) by Buyer or Seller if (x) at the Seller Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Seller in favor of the Seller Voting Proposal shall not have been obtained; or if (y) at the Buyer Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the Buyer Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

         (e) by Buyer, if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of the Seller Voting Proposal; (ii) after the receipt by Seller of an Acquisition Proposal, Buyer requests in writing that the Board of Directors of Seller reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of Seller fails to do so within 10 business days after its receipt of Buyer' request; (iii) the Board of Directors of Seller shall have recommended to the stockholders of Seller an Alternative Transaction (as defined in Section 8.03(g)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of Seller Common Stock is commenced (other than by Buyer or an Affiliate of Buyer) and the Board of Directors of Seller recommends that the stockholders of Seller tender their shares in such tender or exchange offer; or (v) for any reason Seller fails to call and hold the Seller Meeting by the Outside Date; or

         (f) by Seller, if (i) the Board of Directors of Buyer shall have withdrawn or modified its recommendation of the Buyer Voting Proposal; or (ii) for any reason Buyer fails to call and hold the Buyer Meeting by the Outside Date; or

         (g) by Buyer or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Buyer) or 7.03(a) or (b) (in the case of termination by Seller) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party.

         Section 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Seller, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.04, 6.13, 8.03 and Article IX; provided that any such termination shall not limit liability for any willful breach of this Agreement and the provisions of Sections 5.04, 6.13, 8.03 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03  FEES AND EXPENSES.

         (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided however, that Seller and Buyer shall share equally all fees and expenses, other than attorneys' fees, incurred with respect to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

         (b) Seller shall pay Buyer up to $2,000,000 as reimbursement for expenses of Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Buyer' counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Buyer pursuant to (i) Section 8.01(d); (ii) Section 8.01(e),
(iii) Section 8.01(b) as a result of the failure to satisfy the condition set forth in Section 7.02(a); or (iv) Section 8.01(g).

         (c) Seller shall pay Buyer a termination fee of $22,500,000 upon the earliest to occur of the following events:

                  (i) the termination of this Agreement by Buyer pursuant to
Section 8.01(e); or

                  (ii) the termination of this Agreement by Buyer pursuant to
Section 8.01(g) after a breach by Seller of this Agreement; or

                  (iii) the termination of the Agreement by Buyer pursuant to
Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Seller Voting Proposal by the stockholders of Seller at the Seller Meeting if, at the time of such failure, there shall have been announced an Alternative Transaction relating to Seller which shall not have been absolutely and unconditionally withdrawn and abandoned.

         (d) Buyer shall pay Seller up to $2,000,000 as reimbursement for expenses of Seller actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Seller pursuant to (i) Section 8.01(d), (ii)
Section 8.01(f), (iii) Section 8.01(b) as a result of the failure to satisfy the condition set forth in Section 7.03(a), or (iv) Section 8.01(g).

         (e) Buyer shall pay Seller a termination fee of $22,500,000 upon the earliest to occur of the following events:

                  (i)  the termination of this Agreement by Seller pursuant to
Section 8.01(f); or

                  (ii) the termination of this Agreement by Seller pursuant to
Section 8.01(g) after a breach by Buyer of this Agreement; or

                  (iii) the termination of the Agreement by Seller pursuant to
Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Buyer at the Buyer Meeting if, at the time of such failure, there shall have been announced an Alternative Transaction relating to Buyer which shall not have been absolutely and unconditionally withdrawn and abandoned.

         (f) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) and 8.03(e) shall be paid within one business day after demand therefor following the first to occur of the events giving rise to the payment obligation described in Section 8.03(b), 8.03(c)(i), (ii) or (iii), 8.03(d) or 8.03(e)(i), (ii) or (iii); provided that in no event shall Buyer or Seller, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

         (g) As used in this Agreement, "Alternative Transaction" means either
(i) a transaction pursuant to which any person (or group of persons) other than Buyer or Seller or their respective affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of Seller Common Stock or Buyer Common stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving Seller or Buyer pursuant to which any Third Party acquires more than 20% of the outstanding shares of Seller Common Stock or Buyer Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Seller or Buyer, and the entity surviving any merger or business combination including any of them) of Seller or Buyer having a fair market value equal to more than 20% of the fair market value of all the assets of Seller or Buyer, as the case may be, immediately prior to such transaction (except for sale of products or used equipment in the ordinary course of business), or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 8.04 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or of Buyer, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 1.04, 2.01, 2.02, 6.12, 6.14 and Article IX, and the agreements of the Affiliates delivered pursuant to Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

         Section 9.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer or Sub, to

                           The Learning Company, Inc.
                           One Atheneaum Street
                           Cambridge, MA  02142
                           Attn:  General Counsel
                           Telecopy:  (617) 494-5660
                           with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attn: Mark G. Borden, Esq.
                           Telecopy: (617) 526-5000

                  (b)      if to Seller, to

                           Broderbund Software, Inc.
                           500 Redwood Blvd
                           Novato, CA  94948-6121
                           Attn:  General Counsel
                           Telecopy:  (415) 382-4582

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA  94304-1050
                           Attn:  Larry Sonsini, Esq.
                                    Marty Korman, Esq.
                                    Daniel Mitz, Esq.
                           Telecopy:  (650) 493-6811

         Section 9.03 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 21, 1998. The words "include," "includes" and "including" when used herein shall be deemed in each case to be following by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel, any Vice President or Controller of such party, has actual knowledge of such matter.

         Section 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Seller nor Buyer makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 9.06 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

         Section 9.07 JURISDICTION. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         Section 9.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.09 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         Section 9.10. WAIVER OF JURY TRIAL. EACH OF BUYER, SELLER AND SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, Buyer, Sub and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                             THE LEARNING COMPANY, INC.



                             By: /s/ Neal S. Winneg
                                --------------------------------


                             Title: Senior Vice President
                                    ----------------------------



                             TLC MERGER CORP.



                             By: /s/ Neal S. Winneg
                                -------------------------------
                             Title: Vice President



                             BRODERBUND SOFTWARE, INC.



                             By: /s/ Joseph P. Durrett
                                -------------------------------
                             Title: Chief Executive Officer

                                                                     Exhibit A-1
                                                      Seller Affiliate Agreement


                               AFFILIATE AGREEMENT

                             ________________, 1998

The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA 02142

Broderbund Software, Inc.
500 Redwood Boulevard
Novato, CA 94948-6121


Ladies and Gentlemen:

         An Agreement and Plan of Merger dated as of June 21, 1998 (the "Agreement") has been entered into by and among Broderbund Software, Inc., a Delaware corporation ("Seller"), The Learning Company, Inc., a Delaware corporation ("Buyer"), and TLC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer (the "Sub"). The Agreement provides for the merger of the Sub with and into Seller (the "Merger"). In accordance with the Agreement, shares of common stock, $.01 par value per share, of Seller (the "Seller Common Stock") shall be converted into shares of common stock, $.01 par value per share, of Buyer (the "Buyer Common Stock"), as described in the Agreement.

         The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of Seller, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "securities Act"), and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 130 and 135, as amended, of the Commission.

         In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agree as follows:

         1. POOLING REQUIREMENTS. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Seller Common Stock or Buyer Common Stock owned by the undersigned. In addition, the undersigned will not, from and after the

Effective Time, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to any Buyer common stock issued to the undersigned pursuant to the Merger, or any other shares of Buyer capital stock, until after such time as Buyer has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Seller and Buyer.

         2. [To be included in Douglas G. Carlston' s Affiliate Agreement only] REGISTRATION OF SHARES. Buyer shall file with the Commission, as promptly as practicable after the Effective Time, a registration statement on Form S-3 covering the resale to the public by Buyer of Buyer Common Stock ( the "Buyer Registration Statement"). Buyer shall use its reasonable efforts to cause the Buyer Registration Statement to be declared effective by the Commission as soon as practicable (the "Effective Date"). Buyer shall cause the Buyer Registration Statement to remain effective for 6 months after the Effective Date or such earlier time as all the Buyer Common Stock covered by the Buyer Registration Statement has been sold pursuant thereto.

         3. RULE 145. The undersigned will not offer, sell, pledge, hypothecate, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any of the shares of Buyer common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to Buyer an opinion of counsel, reasonably satisfactory to Buyer to the effect that such transaction is otherwise exempt form the registration requirements of the Securities Act; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, hypothecation, transfer or other disposition shall be effective under the Securities Act.

         4.       LEGEND.

                  (a) The undersigned understands that all certificates representing Buyer Common Stock delivered to the undersigned pursuant to the Merger shall bear a legend in substantially the form set forth below, until the earlier to occur of (i) one of the events referred to in Section 3 above or (ii) the date on which the undersigned requests removal of such legend, provided, that such request occurs at least two years from the Effective Time (as defined in the Merger Agreement) and that the undersigned is not at the time of such request, and has not been during the three months period preceding to such request, an affiliate of Buyer.

         "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an affiliate agreement dated ____________, 1998 between the initial holder hereof and The Learning Company, Inc., a copy of which agreement may be inspected by the holder of this certificate at the principal offices of The Learning Company, Inc., or furnished by The Learning Company, Inc. to the holder of this certificate upon written request without charge."

                  (b) Buyer in its discretion may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock that are required to bear the foregoing legend.

         5. GENERAL PROVISIONS. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors and administrators.

         The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for Buyer.

                                                  Very truly yours,

                                                  ----------------------------
                                                  Signature

                                                  ----------------------------
                                                  Print Name
Accepted:

Broderbund Software, Inc.

By:______________________

Name:___________________

Title:____________________

Dated:___________________

The Learning Company, Inc.

By:______________________

Name:___________________

Title:____________________

Dated:___________________

                                                                     Exhibit A-2
                                                       Buyer Affiliate Agreement


                                                AFFILIATE AGREEMENT

                                               _______________, 1998


The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA  02142

Ladies and Gentlemen:

         An Agreement and Plan of Merger dated as of June 21, 1998 (the "Agreement") has been entered into by and among Broderbund Software, Inc., a Delaware corporation ("Seller"), The Learning Company, Inc., a Delaware corporation ("Buyer"), and TLC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer (the "Sub"). The Agreement provides for the merger of the Sub with and into Seller (the "Merger"). In accordance with the Agreement, shares of common stock, $.01 par value per share, of Seller (the "Seller Common Stock") shall be converted into shares of common stock, $.01 par value per share, of Buyer (the "Buyer Common Stock"), as described in the Agreement.

         The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of Buyer, as the term "affiliate" is defined under the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 103 and 135, as amended, of the Commission.

         In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agree as follows:

         1. POOLING REQUIREMENTS. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Seller Common Stock or Buyer Common Stock owned by the undersigned. In addition, the undersigned will not, from and after the Effective Time, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to any shares of Buyer capital stock, until after such time as Buyer has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Seller and Buyer. The restrictions set forth herein may be waived by the Buyer to the extent such waiver, in the opinion of Buyer's independent accountants, does not jeopardize the treatment of the Merger as a pooling of interests.

         2. GENERAL PROVISIONS. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

         The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for Buyer.

                                        Very truly yours,


                                        ----------------------------
                                        Signature

                                        ----------------------------
                                        Print Name

Accepted:

Broderbund Software, Inc.

By:______________________

Name:___________________

Title:____________________

Dated:___________________


The Learning Company, Inc.

By:______________________

Name:___________________

Title:____________________

Dated:___________________